UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 4, 2016

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles

San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 4, 2016, the Board of Directors of Extreme Networks, Inc. (the “Company”) determined that the acquisition of additional shares of the Company’s Common Stock by Columbia Management Investment Advisors, LLC, including Affiliates and Associates, (as defined in the Amended and Restated Rights Agreement between the Company and Computershare Shareholder Services LLC dated as of April 26, 2012, as amended to date (the “Rights Agreement”)) shall be considered an Exempt Transaction (as defined in the Rights Agreement). Provided that Columbia satisfies certain requirements, Columbia may purchase up to an aggregate of 10.0% of the outstanding shares of the Company’s Common Stock, although it will not hold shares on behalf of any individual holder that exceed 4.95% of such outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2016

EXTREME NETWORKS, INC.

By:	/s/ KENNETH AROLA
Kenneth Arola
Executive Vice President, Chief Financial Officer (Principal Accounting Officer)